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                                 Exhibit (1)(f)

                       STATE STREET RESEARCH GROWTH TRUST

                               Amendment No. 5 to
                First Amended and Restated Master Trust Agreement

                             INSTRUMENT OF AMENDMENT

         Pursuant to Article VII, Section 7.3 and Article IV, Sections 4.1 and
4.2 of the First Amended and Restated Master Trust Agreement (the "Master Trust Agreement") of State Street Research Growth Trust (the "Trust") dated February 5, 1993, as heretofore amended, the following action is taken:

         The first sentence of the first paragraph of Section 4.2 of Article IV of the Master Trust Agreement is hereby amended to read as follows:

                  "Section 4.2 ESTABLISHMENT AND DESIGNATION OF SUB-TRUSTS. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts and classes, the Trustees hereby establish and designate two Sub-Trusts: State Street Research Large-Cap Growth Fund and State Street Research Concentrated International Fund."

         This Amendment shall operate to abolish the establishment and designation of State Street Research Technology Fund as a Sub-Trust and shall be effective as of March 15, 2002.

         IN WITNESS WHEREOF, the undersigned Trustees of the Trust hereby adopt the foregoing on behalf of the Trust.

/s/ Bruce R. Bond                               /s/ Susan M. Phillips
-------------------------                       -------------------------
Bruce R. Bond                                   Susan M. Phillips

/s/ Richard S. Davis                            /s/ Toby Rosenblatt
-------------------------                       -------------------------
Richard S. Davis                                Toby Rosenblatt

/s/ Steve A. Garban                             /s/ Michael S. Scott Morton
-------------------------                       -------------------------
Steve A. Garban                                 Michael S. Scott Morton

/s/ Dean O. Morton
-------------------------
Dean O. Morton



Dated as of: March 15, 2002